EXHIBIT 10.20

CONFIDENTIAL

March 14, 2003

[***]

[***]

[***]

Sumitomo Corporation

[***]

Tokyo 104-8610, Japan

[***]

Re: Annual Renewal of Distributorship Agreement

Dear Mr. [***]:

This letter will serve to document the following agreements and understandings reached between Sumitomo Corporation (“Sumitomo”) and Cree, Inc. (“Cree”) in connection with the annual renewal of the Distributorship Agreement dated April 5, 2002 between Cree and Sumitomo (the “Distributorship Agreement”):

1. Sumitomo’s purchase of LED Products from Cree pursuant to this letter agreement (“Letter Agreement”) will be subject to the terms and conditions of the Distributorship Agreement, except as otherwise modified as provided herein. Notwithstanding anything to the contrary in the Distributorship Agreement, in the event of a conflict between the terms and conditions of this Letter Agreement and those contained within the Distributorship Agreement, the terms and conditions of this Letter Agreement shall prevail. Except as expressly modified by this Letter Agreement, all other terms and conditions of the Distributorship Agreement shall remain unchanged and in full force and effect.

2. Pursuant to Section 9.1 and Section 9.2 of the Distributorship Agreement, Cree and Sumitomo agree that, subject to Sections 9.3 and 9.4 of the Distributorship Agreement, as amended hereby, during Cree’s fiscal year ending June 27, 2004 (“FY04”), Sumitomo shall purchase LED Products from Cree having an aggregate purchase price of at least $100,000,000 (US), of which not less than (a) $[***] (US) will be purchased in the fiscal quarter of Cree ending September 28, 2003 (the First Quarter”), (b) $[***] (US) will be purchased in the fiscal quarter of Cree ending December 28, 2003, (c) $[***] (US) will be purchased in the fiscal quarter of Cree ending March 28, 2004, and (d) $[***] (US) will be purchased in the fiscal quarter of Cree ending June 27, 2004. If LED Products ordered by Sumitomo are not shipped [***],

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

such LED Products will be deemed purchased [***] for the purpose of determining whether the purchase commitment for such quarter has been met, provided that (i) shipment of such LED Products is not delayed due to any cause attributable to Sumitomo, (ii) [***] and (iii) in no event shall shipment delays reduce Sumitomo’s aggregate purchase commitment hereunder. LED Products purchased using credit memoranda issued under Sections 7.1, 8.4 and 8.5 of the Distributorship Agreement will not be included for purposes of satisfying these purchase commitments. If during any fiscal quarter of FY04 Sumitomo purchases more than the amount specified above for such fiscal quarter, the excess purchase amount will be applied to reduce Sumitomo’s quarterly purchase commitments for FY04 [***]. If during any fiscal quarter Sumitomo’s inventory of LED Products meets or exceeds of the Inventory Cap (as defined below) and Sumitomo has not purchased an amount of LED Products equal to [***] of its original purchase commitments specified above in this Paragraph 2 for such fiscal quarter, Cree has a right to terminate the Distributorship Agreement in accordance with Section 9.4 of the Distributorship Agreement, as amended hereby. [***]. After the termination of the Distributorship Agreement, as amended hereby, for any reason, Sumitomo shall have the right to sell the LED Products then in its inventory pursuant to terms and conditions determined [***].

3. (a) On or before May 5, 2003, Sumitomo will issue to Cree a blanket purchase order (“Blanket PO”) pursuant to Section 7.1 of the Distributorship Agreement, as amended hereby, setting forth a purchase quantity of LED Products for the First Quarter equal to the amount of the purchase commitment for such quarter. Thereafter, Blanket POs for subsequent fiscal quarters will be issued by Sumitomo no later than [***] before the start of the quarter. Blanket POs are for billing and administrative purposes only and do not constitute a firm commitment by Sumitomo to purchase LED Products. Cree will reference the Blanket PO on its shipping and billing documents. If the aggregate purchase price of LED Products actually purchased by Sumitomo during a fiscal quarter (as provided below) is not equal to the quarterly purchase commitment, the Blanket PO for such quarter will be revised by Sumitomo to reflect the amount of LED Products actually purchased by Sumitomo.

(b) On or before May 5, 2003, Sumitomo will issue to Cree a [***]forecast of its LED Product requirements beginning as of [***] (the “Product Forecast”). The quantities indicated in the Product Forecast represent the number of units of each LED Product that Sumitomo requests to be shipped by Sunday of the stated week. The Product Forecast will be updated by Sumitomo [***]during the term of the Distributorship Agreement. The aggregate purchase price of LED Products requested for any fiscal quarter may not exceed [***] without Cree’s prior written approval of such increase. If Sumitomo fails to timely update the Product Forecast[***]the quantities for the new week of the rolling Product Forecast will be deemed to be zero unless and until advised otherwise. Subject to Sections 9.3 and 9.4 of the Distributorship

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Agreement, as amended hereby, the quantities and types of LED Products forecasted to be required within [***] (the “Firm Commitment Portion”) shall be firm and may not be modified by Sumitomo[***]. Cree is authorized to accept and ship LED Products against the Firm Commitment Portion of the Product Forecast unless Sumitomo has notified Cree that the Inventory Cap has been reached pursuant to Section 9.3 of the Distributorship Agreement, as amended hereby. Cree will target to ship in accordance with the Product Forecast all quantities and types of LED Products which have been a firm commitment for at least [***].

(c) In determining the quantity of LED Products to be included in the Firm Commitment Portion, Sumitomo will evaluate its Inventory (as defined in Paragraph 4 below), the Inventory Cap, the Firm Commitment Portion for the remainder of the fiscal quarter and the minimum purchase commitment for that fiscal quarter (“MPC”). [***]

(d) Notwithstanding the foregoing, Sumitomo’s purchase commitment in Paragraph 2 above is not conditioned upon its issuance of Blanket POs or Product Forecasts, and Cree makes no guarantee regarding shipment or delivery dates.

4. The parties agree that, beginning on the first day of Cree’s 2004 fiscal year (i.e., June 30, 2003) and continuing until otherwise mutually agreed, the Inventory Cap in Section 9.3 of the Distributorship Agreement will be [***]. For purposes of determining when Sumitomo’s inventory meets or exceeds the Inventory Cap, “Inventory” shall mean the aggregate value of all units of LED Products shipped by Cree to Sumitomo on or after [***] which are in Sumitomo’s inventory at the time of measurement.

5. Effective June 30, 2003, the second sentence in Section 9.3 of the Distributorship Agreement is hereby deleted in its entirety and replaced with the following:

“If shipment of a quantity of LED Products requested in a Product Forecast (as defined in the Letter Agreement between the parties dated March 14, 2003 (the “First Letter Agreement”)) would cause Distributor’s inventory of New Products to meet or exceed the Inventory Cap, Distributor must notify Manufacturer in writing [***] that it is invoking the Inventory Cap limitation and that some (the excess over the Inventory Cap) or all of such amounts in the Product Forecast should not be shipped as forecasted. [***] If Distributor is unable to meet the full purchase commitment for a fiscal quarter because of the Inventory Cap limitation, [***].”

6. Effective June 30, 2003, Section 9.4 of the Distributorship Agreement is hereby deleted in its entirety and replaced with the following:

“If Distributor’s inventory of New Products meets or exceeds the Inventory Cap, Distributor may at its option terminate this Agreement by providing Manufacturer with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof or Paragraph 2 of the First Letter Agreement, as applicable, [***]. If, as a result of the above Inventory Cap provisions,

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributor has not purchased during any fiscal quarter [***] an amount of LED Products equal to [***] of its original purchase commitment set forth in Section 9.1 or Paragraph 2 of the First Letter Agreement, as applicable [***], then Manufacturer may at its option terminate this Agreement by providing Distributor with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof or Paragraph 2 of the First Letter Agreement, as applicable, [***]. Such termination right of Manufacturer as provided above, shall be exercised by Manufacturer within [***]. If this Agreement is terminated in accordance with the provisions of this Section 9.4, notwithstanding any language herein to the contrary, [***] Manufacturer either directly or through any Affiliate or any third party shall be permitted to sell Products to any person for shipment by Manufacturer into Territory A.”

7. Notwithstanding the foregoing, in the event that Distributor’s ability to sell LED Products is substantially compromised as a direct result of [***], Sumitomo shall immediately notify Cree of such situation and, after such notification, the parties shall try to resolve the compromised situation in good faith or, if such resolution is not possible, [***].

8. (a) Notwithstanding the provisions in Section 8.2 of the Distributorship Agreement, as amended hereby, pricing for Wafer Products that are ordered pursuant to purchase orders placed on or after June 30, 2003 under the Distributorship Agreement, as amended hereby, will be determined in the following manner:

(i)	The unit price payable by Distributor for Wafer Products will be [***].

(ii)	The initial “Resale Price of Wafer Products” shall be [***]. Manufacturer may, after consultation with Distributor, reduce its suggested Resale Price of Wafer Products effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of the Distributorship Agreement, as amended hereby, this Letter Agreement and/or the Resale Price of Wafer Products, as needed, to allow Distributor to offer its customers competitive prices [***].

(b) In addition, Distributor will be entitled to a bonus at the end of each fiscal quarter of FY04 equal to [***]. Such bonus shall be paid only by issuance of a credit memorandum. Credit memoranda issued under this Paragraph 8 may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not required to refund money pursuant to such credit memoranda. The [***] for earning bonuses in subsequent fiscal periods will be increased accordingly to take into consideration prevailing market conditions and Cree’s manufacturing capabilities.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(c) Notwithstanding the foregoing, Section 8.2(c) of the Distributorship Agreement shall remain in full force and effect.

9. The Distributorship Agreement, as amended hereby, sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party.

If you are in agreement with the foregoing, please sign below on behalf of Sumitomo and return a copy of the signed letter by to my attention at 919-313-5558. When executed by both parties, this letter will serve as a binding agreement between Cree and Sumitomo with respect to the matters set forth above.

Very truly yours,

CREE, INC.

/s/ [***]
[***]
[***]

AGREED:

SUMITOMO CORPORATION

By:	/s/ [***]
[***]
[***]

Date:	March 14, 2003

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.